Exhibit 10.12

Execution Version

LIMITED, CONDITIONAL, AND TEMPORARY WAIVER AND
AGREEMENT REGARDING LOAN DOCUMENTS

This Limited, Conditional, and Temporary Waiver and Agreement Regarding Loan Documents (herein, this “Agreement”) is entered into as of November 19, 2018, by and among LIMBACH FACILITY SERVICES LLC, a Delaware limited liability company (the “Borrower”), LIMBACH HOLDINGS LLC, a Delaware limited liability company (the “Parent”), the other Guarantors party hereto, the Lenders party hereto, and FIFTH THIRD BANK, an Ohio banking corporation, as Administrative Agent (the “Administrative Agent”) and L/C Issuer.

RECITALS:

A.           The Borrower, the Parent, the other Guarantors party thereto, the Lenders party thereto, and Fifth Third Bank, as Administrative Agent and L/C Issuer, are party to a Credit Agreement dated as of July 20, 2016 (as amended, modified, restated, or supplemented from time to time, the “Credit Agreement”).

B.           The Borrower has informed the Administrative Agent and the Lenders of Events of Default that occurred on September 30, 2018, under the terms of the Credit Agreement and continue to exist as of the date hereof, which Events of Default are listed on Schedule 1 to this Agreement (each such instance of noncompliance being hereinafter referred to as an “Existing Default” and, collectively, the “Existing Defaults”).

C.           The Borrower has requested that the Administrative Agent, the L/C Issuer, and the Lenders during the Temporary Waiver Period to provide a limited, conditional, and temporary waiver with respect to the Existing Defaults.

D.           Subject to the terms and conditions set forth herein, during and only during the Temporary Waiver Period, the Administrative Agent, and the Lenders are willing to provide a limited, conditional, and temporary waiver with respect to the Existing Defaults.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.          Incorporation of Recitals; Defined Terms. The Borrower acknowledges that the Recitals set forth above are true and correct. This Agreement shall constitute a Loan Document, and the Recitals shall be construed as part of this Agreement. Each capitalized term used but not otherwise defined herein, including capitalized terms used in the introductory paragraph hereof and the Recitals, has the meaning assigned to it in the Credit Agreement. Without limiting the foregoing, “Temporary Waiver Effective Date” has the following definition:

“Temporary Waiver Effective Date” means November 19, 2018.

Section 2.          Amounts Owing. The Borrower acknowledges and agrees that as of November 15, 2018, the principal amount of Loans and Letters of Credit is $40,148,000.00 ($15,235,000.00 in Term Loans, $13,512,000.00 in Revolving Loans, $7,986,000.00 in Bridge Term Loans, and $3,415,000.00 in Letters of Credit), and such amount (together with interest and fees thereon) is justly and truly owing by the Borrower without defense, offset or counterclaim.

Section 3.          Acknowledgment of Defaults. The Borrower hereby acknowledges and agrees that the Existing Defaults have occurred, constitute Events of Default, and, as a result of the Existing Defaults, as well as any other Defaults or Events of Default that may exist, but subject to Section 4 hereof, the Administrative Agent and the Lenders are entitled to exercise any and all default-related rights and remedies under the Credit Agreement, the other Loan Documents and/or applicable law, including making a determination not to make further Loans or incur further L/C Obligations, to terminate the Commitments, to accelerate the Obligations, to exercise rights against Collateral, to enforce Liens granted under the Collateral Documents, or to exercise any other rights or remedies that may be available under the Loan Documents or under applicable law.

Section 4.          Limited, Conditional and Temporary Waiver. (a) Upon satisfaction of the conditions precedent set forth in Section 8 below and subject to the terms and other conditions hereof, the Administrative Agent and the Lenders grant during the Temporary Waiver Period a limited, conditional and temporary waiver of the Existing Defaults; provided, that the foregoing limited, conditional and temporary waiver shall become null and void and no further force and effect upon the termination of the Temporary Waiver Period. The Loan Parties acknowledge and agree that the waiver under this Section 4 shall be limited specifically as written in this Section 4, is not a permanent waiver, is a one-time waiver, and shall neither be deemed to be a waiver or modification of any other term, provision or condition of the Credit Agreement or any other Loan Document nor a waiver of any Defaults or Events of Default other than the limited, conditional and temporary waiver of the Existing Defaults solely as provided herein. Without limiting the foregoing, this Agreement shall not constitute a consent to any transactions prohibited by the Credit Agreement or any other Loan Document. The Loan Parties further acknowledge that, in granting the waiver under this Section 4, the Administrative Agent and the Lenders in entering into this Agreement and maintaining credit outstanding to the Borrower during the Temporary Waiver Period are relying on the assurances provided by the Loan Parties herein.

(b)          As used herein, the term “Temporary Waiver Period” shall mean the period commencing on the Temporary Waiver Effective Date and ending on the earliest to occur of (i) November 30, 2018 (5:00 p.m. Eastern Standard Time) (the “Temporary Waiver Termination Date”) or (ii) the occurrence of any one or more of the following events: (A) the occurrence of any Default or Event of Default under the Credit Agreement, other than the Existing Defaults; (B) any failure by the Borrower or any Guarantor for any reason to comply with any term, condition, or provision contained in this Agreement (unless waived in writing by Administrative Agent and the Lenders); (C) any representation made by the Borrower or any Guarantor in this Agreement or pursuant to it is incorrect or misleading in any material respect when made; (D) any Material Adverse Effect shall occur as determined in good faith by the Administrative Agent or the Required Lenders; and (E) any act of fraud, intentional misrepresentation, criminal misconduct, or gross negligence by the Borrower or any Guarantor. The occurrence of any of the events set forth in the foregoing clauses (A) through (E) shall constitute an immediate Event of Default under the Credit Agreement and, in such event, the Temporary Waiver Period is automatically terminated and the Administrative Agent and the Lenders are then permitted and entitled under Section 7 of the Credit Agreement to, among other things, decline to provide additional credit to the Borrower, permanently terminate the Commitments, accelerate the Obligations, require cash collateral for outstanding Letters of Credit, and exercise any other rights and remedies that may be available under the Loan Documents or applicable law.

(c)          Automatically and without any notice or action by either the Administrative Agent or the Lenders with respect to any termination of the Temporary Waiver Period, upon any such termination, the Administrative Agent and the Lenders shall be entitled (but not required) to exercise any of the rights and remedies with respect to the Existing Defaults (or otherwise) available to them under the Loan Documents or applicable law.

(d)          Without limiting the generality of the foregoing, the Loan Parties acknowledge and agree that immediately upon expiration of the Temporary Waiver Period, the Administrative Agent and the Lenders have all of their rights and remedies with respect to the Existing Defaults to the same extent, and with the same force and effect, as if the limited, conditional and temporary waiver had not occurred. The Loan Parties will not assert and hereby forever waive any right to assert that the Administrative Agent or the Lenders are obligated in any way to forbear from enforcing their rights or remedies beyond the Temporary Waiver Period or that the Administrative Agent and the Lenders are not entitled to act on the Existing Defaults after the termination of the Temporary Waiver Period as if such defaults had just occurred and the Temporary Waiver Period had never existed. The Loan Parties acknowledge that the Lenders have made no representations as to what actions, if any, the Lenders will take after the Temporary Waiver Period terminates, and the Lenders and the Administrative Agent reserve any and all rights, remedies, and claims they have (after giving effect hereto) with respect to the Existing Defaults and each other Default or Event of Default that may exist or may occur.

Section 5.          Extensions of Credit. During the Temporary Waiver Period and subject to the terms hereof, the Lenders shall continue to make additional Revolving Loans available to the Borrower in accordance with Section 2 of the Credit Agreement. Any request for credit under the Revolving Credit remains subject to the satisfaction of the conditions precedent set forth in Section 3.1 of the Credit Agreement, except to the extent non-compliance with the conditions set forth therein relate solely to the Existing Defaults.

Section 6.          Principal, Interest, Fee Payments, and Default Rate. The Borrower shall continue to pay all principal on the Loans and Reimbursement Obligations on the Letters of Credit when due, including all scheduled payments of principal on the Term Loans and the Bridge Term Loans, and the Borrower will continue to pay all interest and fees on the Loans and Letters of Credit when due. Without limiting any of the rights available to the Administrative Agent and the Lenders under Section 2.4(c) of the Credit Agreement, the Loan Parties acknowledge and agree that on and after the termination date of the Temporary Waiver Period, unless the Amendment Agreement (as defined below) is executed and delivered by all parties thereto so long as any Existing Default continues, the interest rates, fees and other amounts payable on Loans, Reimbursement Obligations, L/C Participation Fees and other Obligations shall increase by 2.00% per annum in accordance with the terms of such Section 2.4(c)

Section 7.          Additional Agreements. The Loan Parties acknowledge and agree that during the Temporary Waiver Period they shall not incur any additional Indebtedness (other than advances of Revolving Loans and in process vehicle leases) or make any Permitted Acquisitions, Restricted Payments (other than to another Loan Party), Capital Expenditures (other than in process vehicle leases), or voluntary prepayment of any Indebtedness or any other obligation or liability. Further, in order to induce the Administrative Agent and Lenders into this Agreement, the Loan Parties agree that on or before the Temporary Waiver Termination Date they shall execute and deliver to the Lenders an agreement regarding the Loan Documents, including amendments to the Credit Agreement (such agreement, including such amendments, the “Amendment Agreement”), which Amendment Agreement shall be acceptable to the Lenders in form and substance and shall include, among other terms and conditions, the following, which terms and conditions are not an exhaustive list of all terms and conditions to be included in the Amendment Agreement:

(a)          Shortening of Revolving Credit and Term Loan Maturities. The “Revolving Credit Termination Date” shall be March 31, 2020 or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.10, 7.2 or 7.3, and Section 2.7(a) of the Credit Agreement shall be revised so that the final maturity date of the Term Loans shall be March 31, 2020. For purposes of clarity, the final maturity date of the Bridge Term Loans shall remain April 12, 2019.

(b)          Reduction of Commitments and Termination of Card Agreement. On December 31, 2018, the Swing Line Sublimit shall be reduced to $0.00 and the aggregate Revolving Credit Commitments of the Lenders shall be reduced to $22,500,000, and on January 31, 2019, the aggregate Revolving Credit Commitments of the Lenders shall be further reduced to $20,000,000. On or before December 14, 2018, the Borrower shall terminate any and all commercial card agreements with the Administrative Agent and shall pay in cash all liabilities and obligations owing thereunder.

(c)          Bonded Accounts to be Ineligible. All Accounts subject to any Liens or other encumbrances in favor of the Bonding Company under any Bonding Agreements, pursuant to any Legal Requirements, including common law, or otherwise shall be expressly excluded from Eligible Accounts (such excluded Accounts, “Bonded Accounts”).

(d)          Revised Financial Covenants. Section 6.20(a)-(d) of the Credit Agreement shall be deleted and replaced in their entirety with the following financial covenants:

(i)         Minimum EBITDA. The EBITDA for the quarter ending December 31, 2018, of Limbach, Inc. and its Subsidiaries shall not be less than $6,500,000. The EBITDA for such quarter shall be determined based on the financial results of Limbach, Inc. and its Subsidiaries for the financial quarter then ending, and EBITDA shall not otherwise be modified, except to permit an add-back for the Limited Waiver Fee, as defined below. The Loan Parties failure to achieve this minimum EBITDA shall constitute an Event of Default under Section 7.1(b) of the Credit Agreement and, without limiting the foregoing and in addition to all other fees and amounts payable, the Borrower shall pay an EBITDA covenant fee of $300,000 for such violation, which fee shall be immediately due and payable. All fees payable pursuant to the Amendment Agreement as set forth in this Section 7 shall be payable to the Administrative Agent for the ratable benefit of the Lenders and any payment of such fees shall not constitute any satisfaction or waiver of any Event of Default arising from the corresponding violation.

(ii)        Fixed Charge Coverage Ratio. The “Fixed Charge Coverage Ratio” shall first be tested as of the last day of the fiscal quarter ending March 31, 2019 and for the initial test quarter and as of the last day of each subsequent fiscal quarter shall not be less than 1.10:1.00. The “Fixed Charge Coverage Ratio” shall be modified so that for the fiscal quarter of Limbach, Inc. ending on or about March 31, 2019, the EBITDA, Capital Expenditures, and Fixed Charges shall be such amounts for the two consecutive fiscal quarters then ending and for the fiscal quarter of Limbach, Inc. ending on or about June 30, 2019, the EBITDA, Capital Expenditures, and Fixed Charges shall be such amounts for the three consecutive fiscal quarters then ending; and thereafter shall be for the trailing four fiscal quarters of Limbach, Inc. Further, the principal amount of the Bridge Term Loans payable on the maturity date therefore shall be excluded from Fixed Charges. The Loan Parties failure to achieve the required Fixed Charge Coverage Ratio as of any such quarter end shall constitute an Event of Default under Section 7.1(b) of the Credit Agreement and, without limiting the foregoing and in addition to all other fees and amounts payable, the Borrower shall pay a Fixed Charge Coverage Ratio covenant fee of $300,000 for each such violation, which fee shall be immediately due and payable.

(iii)       Unfinanced Capital Expenditures. The unfinanced Capital Expenditures of the Loan Parties during fiscal year 2019 shall be limited to $3,000,000; provided that, the vehicle leases shall be excluded from this limit; provided however that, no unfinanced Capital Expenditures, including for vehicle leases, shall be permitted on and after any quarter end date on which the Loan Parties fail to achieve the required Fixed Charge Coverage Ratio for such date.

(e)          Refinancing Efforts. The Loan Parties shall actively solicit proposals from other lenders to refinance all of the Obligations, and the Loan Parties shall promptly advise the Administrative Agent of all refinancing proposals they receive. Without limiting the foregoing, (i) on or before February 15, 2019, the Loan Parties shall deliver to the Administrative Agent and the Lenders one or more term sheets from prospective lenders that will provide a full payment in cash of all Obligations; (ii) on or before March 15, 2019, the Loan Parties shall deliver to the Administrative Agent and the Lenders at least one fully-executed commitment letter that will provide a full payment in cash of all Obligations on or before April 12, 2019; and (iii) on or before April 12, 2019, the Obligations shall be paid in full in cash with the proceeds of refinancing credit facilities. In the event the Loan Parties fail to deliver the required term sheet within the time period required in accordance with the foregoing clause (e)(i), the Borrower shall pay a fee of $250,000, which fee shall be immediately due and payable. In the event the Loan Parties fail to deliver the required commitment letter within the time period required in accordance with the foregoing clause (e)(ii), the Borrower shall pay a fee of $250,000, which fee shall be immediately due and payable. In the event the Loan Parties fail to pay the Obligations in full in cash within the time period required in accordance with the foregoing clause (e)(iii), the Borrower shall pay a fee of $500,000, which fee shall be immediately due and payable.

(f)          Additional Reporting.

(i)         Cash Flow and Variance Reports. On the 15th (if a Business Day, if not, the first Business Day thereafter) and last Business Day of each month, the Loan Parties shall deliver to the Administrative Agent and the Lenders a then-current 13-week cash flow forecast showing projected cash receipts and disbursements (including referencing line item sources and uses of cash) over the following 13-week period, together with a reconciliation of actual cash receipts and cash disbursements from the prior week against the previous cash flow forecast, showing any deviations on a cumulative basis, and providing a written explanation of each deviation, with such forecast and report being otherwise in form and substance reasonably acceptable to the Administrative Agent.

(ii)        Bonding Company. Each fiscal month the Loan Parties shall deliver to the Administrative Agent and the Lenders a report on all applications or requests for bonds, sureties, or similar support submitted by any Loan Party to the Bonding Company during the prior fiscal month and the Bonding Company’s response to each such application or request, including approvals and denials thereof, with such report also including a summary of all other material communications between any of the Loan Parties and the Bonding Company that occurred during the prior fiscal month, and including any changes with respect to the Bonding Agreements and the Bonding Company’s performance or intended performance under such agreements), which report shall be in form and substance reasonably acceptable to the Administrative Agent.

(iii)       Refinancing Efforts. Every other week, the Loan Parties shall deliver to the Administrative Agent and the Lenders a report (which report may be made by email) providing an update on and status of the refinancing required by clause (f) above and the Loan Parties ability to meet the milestones required by such clause.

(iv)       Other Information. The Loan Parties shall provide such other information reasonably requested by the Administrative Agent or any Lender

(g)          Negative Covenants. The Loan Parties shall not make any Permitted Acquisitions, Restricted Payments (other than to another Loan Party), or voluntary prepayment of any Indebtedness (other than of Revolving Loans) or any other obligation or liability, or incur any additional Indebtedness (other than vehicle leases to the extent permitted by clause 7(d)(iii) and advances of Revolving Loans), other than any Indebtedness the cash proceeds of which are used to pay in full all outstanding Obligations.

(h)          Successor Consultant. Upon the request of the Administrative Agent or at the direction of the Required Lenders, the Loan Parties shall engage a consultant (such engaged entity, the “Successor Consultant”); provided that, the Successor Consultant shall be acceptable to the Administrative Agent and the Required Lenders and the scope of the Successor Consultant’s engagement shall be acceptable to the Administrative Agent and the Required Lenders. The Loan Parties shall authorize the Successor Consultant to communicate directly with the Administrative Agent and the Lenders with respect to the Consultant’s engagement, its services performed, and any and all information gathered therefrom.

Notwithstanding the foregoing or anything in this Agreement to the contrary, the Administrative Agent’s and each Lender’s execution and delivery of an Amendment Agreement shall be in its sole and absolute discretion, subject to its own consent and approval, including all formal credit approvals, and no Amendment Agreement shall be effective and enforceable against any Lender unless such Amendment Agreement is executed and delivered by all Loan Parties, all Lenders and the Administrative Agent. In addition to and without limiting the foregoing, notwithstanding anything in this Agreement to the contrary, neither the Administrative Agent nor any Lender shall be required to enter into any Amendment Agreement and the Loan Parties obligations under this Section 7 are not conditioned upon or otherwise subject to any such act by the Administrative Agent or any Lender.

Section 8.          Conditions Precedent. This Agreement shall become effective as of the Temporary Waiver Effective Date upon satisfaction of all of the conditions set forth in this Section 8:

(a)          The Administrative Agent shall have received this Agreement executed and delivered by the Loan Parties and the Lenders.

(b)          The representations and warranties contained herein shall be true and correct in all material respects as of the date hereof and no Default or Event of Default, other than the Existing Defaults, shall exist as of the date hereof.

(c)          The Borrower shall have paid to the Administrative Agent for the ratable benefit of the Lenders a limited waiver fee in the amount of $300,000 (the “Limited Waiver Fee”), and the Borrower shall have paid all reasonable invoiced fees and expenses of the Administrative Agent’s counsel.

(d)           Legal matters incident to the execution and delivery of this Agreement shall be satisfactory to the Administrative Agent and its counsel.

Section 9.          Acknowledgement of Liens. The Loan Parties hereby acknowledge, confirm and agree that the Administrative Agent has a valid, enforceable and perfected first-priority lien upon and security interest in (subject only to Permitted Liens) the Collateral granted to Administrative Agent pursuant to the Loan Documents, and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Agreement.

Section 10.        Representations and Warranties. To induce the Administrative Agent, the L/C Issuer, and the Lenders to enter into this Agreement, the Loan Parties hereby represent and warrant to the Administrative Agent, the L/C Issuer, and the Lenders that, as of the Temporary Waiver Effective Date: (a) after giving effect to this Agreement, no representation or warranty of any Loan Party in any Loan Document, including this Agreement, shall be untrue or incorrect in any material respect as of the Temporary Waiver Effective Date, except to the extent that such representation or warranty expressly relates to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (b) no Default or Event of Default (other than the Existing Defaults) has occurred or is continuing, or would result after giving effect hereto, and (c) each Loan Party has the power and authority to execute, deliver and perform this Agreement and has taken all necessary action to authorize their execution, delivery and performance of this Agreement.

Section 11.        Affirmation of Loan Parties. Each Loan Party hereby confirms to the Administrative Agent, the L/C Issuer, and the Lenders that, after giving effect to this Agreement, the Credit Agreement and each other Loan Document to which such Loan Party is a party continues in full force and effect and is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Each Loan Party acknowledges and agrees that nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of any Guarantor to any future waivers to the Credit Agreement.

Section 12.        Release, Covenant not to Sue, Acknowledgment. (a) Each Loan Party (collectively, the “Releasing Parties”) hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, the L/C Issuer, and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, consultants, representatives and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description relating to or arising out of or in connection with or as a result of any of the Obligations, the Credit Agreement, and any other Loan Documents, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which each Releasing Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown, other than, in each instance, as determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Released Party. Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. The Borrower hereby confirms that the foregoing waiver and release is an informed waiver and release and is being freely given.

(b)          Each Releasing Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Releasing Party pursuant to the above release. If any Releasing Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Releasing Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation; provided that, this sentence shall not apply to claims, demands or causes of action asserted by a Releasing Party against a Released Party to the extent, in each instance, determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Released Party.

Section 13.        Miscellaneous.

(a)          Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the L/C Issuer, and the Lenders, and their respective successors and permitted assigns. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Borrower, the Guarantors, the Administrative Agent, the L/C Issuer, and the Lenders with respect to the transactions contemplated hereby and there shall be no third-party beneficiaries (other than the Released Parties) of any of the terms and provisions of this Agreement.

(b)          Entire Agreement. This Agreement, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof. This Agreement is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Loan Documents, except as specifically set forth herein. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by each of the parties hereto. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)          Fees and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket expenses (including fees, charges and disbursements of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other documents being executed and delivered in connection herewith and the transactions contemplated hereby.

(d)          Headings. Section and sub-section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e)          Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f)          Conflict of Terms. Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Agreement shall govern and control.

(g)          Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

(h)          Incorporation of Credit Agreement. The provisions contained in Sections 10.14 (Governing Law; Jurisdiction, Etc.) and 10.20 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Agreement rather than the Credit Agreement.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first set forth above.

“BORROWER”

LIMBACH FACILITY SERVICES LLC

By	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Chief Financial Officer
“GUARANTORS”
“GUARANTORS”

LIMBACH HOLDINGS, LLC

By	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Chief Financial Officer

LIMBACH HOLDINGS, LLC

By	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Chief Financial Officer

LIMBACH COMPANY, LLC

By	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Executive Vice President and Chief Financial Officer

HARPER LIMBACH LLC

By	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Treasurer

LIMBACH COMPANY LP

By	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO LIMITED, CONDITIONAL AND TEMPORARY WAIVER AND AGREEMENT REGARDING LOAN DOCUMENTS (LIMBACH FACILITY SERVICES LLC)]

HARPER LIMBACH CONSTRUCTION LLC

By	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Treasurer

[SIGNATURE PAGE TO LIMITED, CONDITIONAL AND TEMPORARY WAIVER AND AGREEMENT REGARDING LOAN DOCUMENTS (LIMBACH FACILITY SERVICES LLC)]

“Lenders”

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender, as L/C Issuer, as Swing Line Lender, and as Administrative Agent

By	/s/ Terick R. Hinze
Name: Terick R. Hinze
Title: Vice President

[SIGNATURE PAGE TO LIMITED, CONDITIONAL AND TEMPORARY WAIVER AND AGREEMENT REGARDING LOAN DOCUMENTS (LIMBACH FACILITY SERVICES LLC)]

CIBC BANK USA, formerly known as The Private Bank and Trust Company, as a Lender

By	/s/ David L. Sauerman
Name: David L. Sauerman
Title: Managing Director

[SIGNATURE PAGE TO LIMITED, CONDITIONAL AND TEMPORARY WAIVER AND AGREEMENT REGARDING LOAN DOCUMENTS (LIMBACH FACILITY SERVICES LLC)]

WHEATON BANK & TRUST COMPANY, as a Lender

By	/s/ David Nelson
Name: David Nelson
Title: Assistant Vice President

[SIGNATURE PAGE TO LIMITED, CONDITIONAL AND TEMPORARY WAIVER AND AGREEMENT REGARDING LOAN DOCUMENTS (LIMBACH FACILITY SERVICES LLC)]

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By	/s/ John J. Ligday, Jr.
Name: John J. Ligday, Jr.
Title: Senior Vice President

[SIGNATURE PAGE TO LIMITED, CONDITIONAL AND TEMPORARY WAIVER AND AGREEMENT REGARDING LOAN DOCUMENTS (LIMBACH FACILITY SERVICES LLC)]

SCHEDULE 1

EXISTING DEFAULTS

1.          The Borrower’s failure to achieve a Senior Leverage Ratio of not greater than 2.75:1.00 for its fiscal quarter ending on or about September 30, 2018, as required by Section 6.20(b) (Senior Leverage Ratio) of the Credit Agreement.

2.          The Borrower’s failure to achieve a Fixed Charge Coverage Ratio of not less than 1.15:1.00 for its fiscal quarter ending on or about September 30, 2018, as required by Section 6.20(c) (Fixed Charge Coverage Ratio) of the Credit Agreement.